Exhibit 11

                        Computation of Net Loss Per Share

                                          Three Months Ended   Nine Months Ended
                                          September 30, 1996  September 30, 1996

Net Loss                                       $   (822,141)        $  (998,834)

Loss per common and common equivalent share:

   Weighted Avg. number of shares
   of common stock outstanding during
   the periods after giving effect to the
   1-3 reverse stock split                       10,200,160           4,287,837

   Common equivalent shares from stock
   options issued during the 12-month
   period prior to the registration
   statement filing using the treasury
   stock method                                           0              66,308
                                               ------------         -----------
   Shares used in calculation of EPS             10,200,160           4,354,145

Net loss per common and common
   equivalent share                            $      (0.08)        $     (0.23)
                                               ============         ===========

Loss per common and common equivalent share assuming full dilution:

   Weighted Avg. number of shares of common
   stock outstanding during the periods
   after giving effect to the 1-3 reverse
   stock split                                   10,200,160           4,287,837

   Series A convertible preferred stock
   prior to conversion                              826,650           3,582,149

   Series B convertible preferred stock
   prior to conversion                              406,746           1,762,567

   Common equivalent shares from stock
   options issued during the 12-month
   period prior to the registration
   statement filing using the treasury
   stock method                                           0              66,308
                                               ------------         -----------

   Weighted average number of common and
   common equivalent shares outstanding -
   assuming full dilution                        11,433,556           9,698,861

Net Loss per common and common equivalent
 share assuming full dilution                  $      (0.07)        $     (0.10)
                                               ============         ===========